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                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                           NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000

                                    -------

                           FACSIMILE: (212) 455-2502

DIRECT DIAL NUMBER                                                E-MAIL ADDRESS



                                                 March 22, 2002



L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016

L-3 Communications Corporation
600 Third Avenue
New York, New York 10016

Ladies and Gentlemen:

                    We have acted as counsel to L-3 Communications Holdings, Inc., a Delaware corporation ("L-3 Holdings"), L-3 Communications Corporation, a wholly-owned subsidiary of L-3 Holdings and a Delaware corporation ("L-3 Communications"), the Delaware subsidiaries of L-3 Holdings named on Schedule I attached hereto (each, a "Delaware Guarantor" and collectively, the "Delaware Guarantors"), the non-Delaware subsidiaries of L-3 Holdings named on Schedule II attached hereto (each, a "Non-Delaware Guarantor" and collectively, the "Non-Delaware Guarantors", taken together with the Delaware Guarantors, the "Subsidiary Guarantors"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by L-3 Holdings, L-3 Communications and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of L-3 Holdings par value $.01 per share (the "Common Stock"); (ii) shares of Common Stock to be sold by certain selling stockholders (the "Selling Stockholders"); (iii) shares of preferred stock of L-3 Holdings par value $.01 per share (the "Preferred Stock"); (iv) warrants to purchase Common Stock (the "Common Stock Warrants"); (v) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"); (vi)


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SIMPSON THACHER & BARTLETT

   L-3 Communications Holdings, Inc.           2                March 22, 2002
   L-3 Communications Corporation


unsecured debt securities of L-3 Holdings consisting of notes, debentures or other evidence of indebtedness, which may be either senior ("L-3 Holdings Senior Debt Securities"), senior subordinated ("L-3 Holdings Senior Subordinated Debt Securities") or subordinated ("L-3 Holdings Subordinated Debt Securities") (collectively, the "L-3 Holdings Debt Securities"); (vii) warrants to purchase L-3 Holdings Debt Securities (the "L-3 Holdings Debt Security Warrants"); (viii) unsecured debt securities of L-3 Communications consisting of notes, debentures or other evidence of indebtedness, which may be either senior ("L-3 Communications Senior Debt Securities"), senior subordinated ("L-3 Communications Senior Subordinated Debt Securities") or subordinated ("L-3 Communications Subordinated Debt Securities") (collectively, the "L-3 Communications Debt Securities" and, together with the L-3 Holdings Debt Securities, the "Debt Securities"), which will be fully and unconditionally guaranteed by L-3 Holdings (the "L-3 Holdings Debt Guarantee"); (ix) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Securities (the "Debt Guarantees"); (x) contracts for purchase and sale of Common Stock or Preferred Stock (the "Purchase Contracts"); (xi) Stock Purchase Units of L-3 Holdings, consisting of a Purchase Contract and either a beneficial interest in L-3 Holdings Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the "Stock Purchase Units"); and (xii) Common Stock, Preferred Stock and L-3 Holdings Debt Securities, which may be issued upon exercise of Securities Warrants (as defined below) or Purchase Contracts, whichever is applicable. The Common Stock, the Preferred Stock, the Debt Securities, the L-3 Holdings Debt Guarantee, the Debt Guarantees, the Purchase Contracts, the Stock Purchase Units and the Securities Warrants are hereinafter referred to as the "Securities". The Securities may be issued and sold or delivered from time to time as set forth in the Registration


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SIMPSON THACHER & BARTLETT

   L-3 Communications Holdings, Inc.           3                March 22, 2002
   L-3 Communications Corporation


Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed ________ or the equivalent thereof in one or more foreign currencies or composite currencies (together with any additional Securities that may be issued by L-3 Holdings, L-3 Communications and the Subsidiary Guarantors pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act)). The Common Stock to be sold by the Selling Stockholders may be sold from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplements and pursuant to Rule 415 under the Act in an amount not to exceed [500,000] shares (together with any additional shares of Common Stock that may be sold by the Selling Stockholders pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act)).

                    The L-3 Holdings Debt Securities and the Debt Guarantees thereof, if applicable, will be issued under an Indenture (the "L-3 Holdings Indenture") among L-3 Holdings, such Trustee as shall be named therein (the "L-3 Holdings Trustee") and such Subsidiary Guarantors as shall be named therein, if applicable. The L-3 Communications Debt Securities, the L-3 Holdings Debt Guarantee and the Debt Guarantees thereof, if applicable, will be issued under an Indenture (the "L-3 Communications Indenture") among L-3 Communications, L-3 Holdings, such Trustee as shall be named therein (the "L-3 Communications Trustee") and such Subsidiary Guarantors as shall be named therein, if applicable. The L-3 Holdings Indenture and the L-3 Communications Indenture are hereinafter collectively referred to as the "Indentures".

                    The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement") between L-3 Holdings and a purchase contract agent as


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SIMPSON THACHER & BARTLETT

   L-3 Communications Holdings, Inc.           4                March 22, 2002
   L-3 Communications Corporation


shall be named therein (the "Purchase Contract Agent").

                    The Common Stock Warrants, the Preferred Stock Warrants and the L-3 Holdings Debt Security Warrants are hereinafter referred to collectively as the "Securities Warrants." The Common Stock Warrants will be issued under a Common Stock Warrant Agreement (the "Common Stock Warrant Agreement") between L-3 Holdings and a common stock warrant agent as shall be named therein (the "Common Stock Warrant Agent"). The Preferred Stock Warrants will be issued under a Preferred Stock Warrant Agreement (the "Preferred Stock Warrant Agreement") between L-3 Holdings and a preferred stock warrant agent as shall be named therein (the "Preferred Stock Warrant Agent"). The L-3 Holdings Debt Security Warrants will be issued under a Debt Security Warrant Agreement (the "Debt Security Warrant Agreement") among L-3 Holdings, a debt security warrant agent as shall be named therein (the "Debt Security Warrant Agent") and the L-3 Holdings Trustee. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement and the Debt Security Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than L-3 Holdings is referred to hereinafter as a "Counterparty."

                    We have examined the Registration Statement and the exhibits filed with the Commission to such Registration Statement on the date hereof. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of L-3 Holdings, L-3 Communications and the Subsidiary


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SIMPSON THACHER & BARTLETT

   L-3 Communications Holdings, Inc.           5                March  22, 2002
   L-3 Communications Corporation


Guarantors.

                    In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, each of the Indentures will be the valid and legally binding obligation of the trustee thereunder; (2) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; and (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

                    We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the L-3 Holdings Debt Securities, and the Debt Guarantees, if applicable, the L-3 Holdings Indenture will have been duly authorized, executed and delivered by L-3 Holdings and the Subsidiary Guarantors, if applicable and (2) if applicable, execution, delivery and performance by each Non-Delaware Guarantor of the L-3 Holdings Indenture and the Debt Guarantees will not violate the laws of its jurisdiction of incorporation or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

                  We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the L-3 Communications Debt Securities, the L-3 Holdings Debt

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SIMPSON THACHER & BARTLETT

   L-3 Communications Holdings, Inc.           6                March  22, 2002
   L-3 Communications Corporation



Guarantee and the Debt Guarantees, if applicable, the L-3 Communications Indenture will have been duly authorized, executed and delivered by L-3 Communications, L-3 Holdings, and the Subsidiary Guarantors, if applicable and
(2) if applicable, execution, delivery and performance by each Non-Delaware Guarantor of the L-3 Communications Indenture will not violate the laws of its jurisdiction of incorporation or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

                    We have assumed further that at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by L-3 Holdings.

                    We have assumed further that at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreements will have been duly authorized, executed and delivered by L-3 Holdings.

                    Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:


              1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of L-3 Holdings, a duly constituted and acting committee of such Board of Directors or duly authorized officers of L-3 Holdings (such Board of Directors, committee or authorized officers being referred to herein as the "L-3 Holdings Board") of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the L-3 Holdings Board, the Common Stock will be validly issued, fully paid and nonassessable.

              2. With respect to the Common Stock to be sold by the Selling Stockholders, such Common Stock has been duly authorized and is validly issued, fully paid and nonassessable.

              3. With respect to the Preferred Stock, assuming (a) the taking by the L-3 Holdings Board of all necessary corporate action to authorize and approve the issuance of


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SIMPSON THACHER & BARTLETT

   L-3 Communications Holdings, Inc.           7                March  22, 2002
   L-3 Communications Corporation


                    the Preferred Stock, (b) due filing of a Certificate of Designations with the Secretary of State of the State of Delaware and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the L-3 Holdings Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

              4.    With respect to the L-3 Holdings Debt Securities, assuming
                    (a) the taking by the L-3 Holdings Board of all necessary corporate action to approve the issuance and terms of any L-3 Holdings Debt Securities, the terms of the offering thereof and related matters and (b) the due execution, authentication, issuance and delivery of such L-3 Holdings Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the L-3 Holdings Board and otherwise in accordance with the provisions of the L-3 Holdings Indenture and such agreement, such L-3 Holdings Debt Securities will constitute valid and legally binding obligations of L-3 Holdings enforceable against L-3 Holdings in accordance with their terms.

              5. With respect to the L-3 Communications Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any L-3 Communications Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of L-3 Communications, a duly constituted and acting committee of such Board of Directors or duly authorized officers of L-3 Communications (such Board of Directors, committee or authorized officers being referred to herein as the "L-3 Communications Board") and (b) the due execution, authentication, issuance and delivery of such L-3 Communications Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the L-3 Communications Board and otherwise in accordance with the provisions of the L-3 Communications Indenture and such agreement, such L-3 Communications Debt Securities will constitute valid and legally binding obligations of L-3 Communications enforceable against L-3 Communications in accordance with their terms.

              6. With respect to the L-3 Holdings Debt Guarantee and the Debt Guarantees (collectively, the "Guarantees"), assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the L-3 Holdings Board and by the Board of Directors of each Subsidiary Guarantor (or in the case of a Subsidiary Guarantor that is a partnership, the Board of Directors of the general partner), as applicable, a duly constituted and acting committee of such Board of Directors of a Subsidiary Guarantor or duly authorized officers of a Subsidiary Guarantor (each such Board of Directors, committee or authorized officers being referred to herein as a "Subsidiary Guarantor Resolution"), (b) the due execution, authentication,


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SIMPSON THACHER & BARTLETT

   L-3 Communications Holdings, Inc.           8                March  22, 2002
   L-3 Communications Corporation


                    issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the L-3 Holdings Board and such Subsidiary Guarantor Resolution, as applicable, and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of L-3 Holdings and such Subsidiary Guarantors, as applicable, enforceable against the L-3 Holdings and such Subsidiary Guarantors, as applicable, in accordance with their terms.

              7. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the L-3 Holdings Board to approve the execution and delivery of the Purchase Contract Agreement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the L-3 Holdings Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of L-3 Holdings enforceable against L-3 Holdings in accordance with their terms.

              8. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the L-3 Holdings Board to approve the execution and delivery of a related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the L-3 Holdings Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the L-3 Holdings enforceable against L-3 Holdings in accordance with their terms.

              9. With respect to the Stock Purchase Units, assuming (a) in the case of Stock Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and legally binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms,
                    (b) the taking of all necessary corporate action by the L-3 Holdings Board to authorize and approve (1) the issuance and terms of the Stock Purchase Units, (2) the execution and delivery of the Purchase Contract Agreement with respect to the Purchase Contracts which are a component of the Stock Purchase Units and (3) in the case of Stock Purchase Units consisting at least in part of L-3 Holdings Debt Securities, the issuance and terms of the L-3 Holdings Debt Securities which are a component of the Stock Purchase Units, the terms of the offering thereof and related matters and (c) the due execution,


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SIMPSON THACHER & BARTLETT

   L-3 Communications Holdings, Inc.           9                March  22, 2002
   L-3 Communications Corporation


                    authentication, in the case of such Debt Securities, issuance and delivery of (1) the Stock Purchase Units, (2) such Purchase Contracts and (3) in the case of Stock Purchase Units consisting at least in part of L-3 Holdings Debt Securities, such Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the L-3 Holdings Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, and the applicable L-3 Holdings Indenture, in the case of such L-3 Holdings Debt Securities, such Stock Purchase Units will constitute valid and legally binding obligations of L-3 Holdings, enforceable against L-3 Holdings in accordance with their terms.

                    Our opinions set forth in paragraphs 4 through 9 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

                    We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and required judicial decisions interpreting the foregoing).

                    We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement and to the use of our name under the caption Legal Matters in the Prospectus included in the Registration Statement.



                                       Very truly yours,


                                       /s/ Simpon Thacher & Bartlett
                                       ---------------------------------------
                                       SIMPSON THACHER & BARTLETT




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SIMPSON THACHER & BARTLETT

   L-3 Communications Holdings, Inc.           10                March  22, 2002
   L-3 Communications Corporation


                                   SCHEDULE I

DELAWARE GUARANTORS
-------------------


HYGIENETICS ENVIRONMENTAL SERVICES, INC., a Delaware Corporation
L-3 COMMUNICATIONS ILEX SYSTEMS, INC., a Delaware Corporation
L-3 COMMUNICATIONS SPD TECHNOLOGIES INC., a Delaware Corporation
L-3 COMMUNICATIONS ESSCO, INC., a Delaware Corporation
SPD ELECTRICAL SYSTEMS, INC., a Delaware Corporation
SPD SWITCHGEAR, INC., a Delaware Corporation
PAC ORD INC., a Delaware Corporation
HENSCHEL INC., a Delaware Corporation
SPD HOLDINGS, INC., a Delaware Corporation
POWER PARAGON, INC., a Delaware Corporation
L-3 COMMUNICATIONS AYDIN CORPORATION, a Delaware Corporation
L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., a Delaware Limited Partnership L-3 COMMUNICATIONS AIS GP CORPORATION, a Delaware Corporation
L-3 COMMUNICATION INVESTMENTS INC., a Delaware Corporation
MPRI, INC., a Delaware Corporation
KDI PRECISION PRODUCTS INC., a Delaware Corporation










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SIMPSON THACHER & BARTLETT

   L-3 Communications Holdings, Inc.           11                March  22, 2002
   L-3 Communications Corporation


                                   SCHEDULE II

NON-DELAWARE GUARANTORS
-----------------------


SOUTHERN CALIFORNIA MICROWAVE, INC., a California Corporation
L-3 COMMUNICATIONS STORM CONTROL SYSTEMS INC., a California Corporation
L-3 COMMUNICATIONS DBS MICROWAVE, INC., a California Corporation
MICRODYNE CORPORATION, a Maryland Corporation
ELECTRODYNAMICS, INC., an Arizona Corporation
INTERSTATE ELECTRONICS CORPORATION, a California Corporation
COLEMAN RESEARCH CORPORATION, a Florida Corporation
EER SYSTEMS, INC., a Virginia Corporation
L-3 COMMUNICATIONS ANALYTICS CORPORATION, a California Corporation
AMI INSTRUMENTS, INC., an Oklahoma Corporation
L-3 COMMUNICATIONS ATLANTIC SCIENCE AND TECHNOLOGY CORPORATION, a New Jersey
    Corporation
MICRODYNE COMMUNICATIONS TECHNOLOGIES INCORPORATED, a Maryland Corporation APCOM, INC., a Maryland Corporation
CELEBRITY SYSTEMS INCORPORATED, a California Corporation
MICRODYNE OUTSOURCING INCORPORATED, a Maryland Corporation